Exhibit 99.1

When we first started this company nearly three years ago, our primary goal was to bring quality control at the point of care to the more than 200 million cannabis consumers worldwide who could not consistently find a strain that works for them.

We then learned about pesticides in food and heavy metals in water, and the vision that is MyDx® was born to empower consumers everywhere to Trust & Verify® what they put into their minds & bodies through our four primary sensor applications:

1.   OrganaDx - test the safety of the food you eat

2.   AquaDx - test the safety of the water you drink

3.   AeroDx - test the safety of the air your breath

4.   CannaDx - find a safe cannabis strain that works for you

Our goal remains to solve areas of critical national need, including the promotion of public safety and quality control in an industry that is coming out of prohibition. We look to leverage our chemical analysis products and crowdsourced data to hold all corporations accountable for the safety of the products they offer consumers every day. No one should ever have to inhale pesticides. People need to be aware of just how harmful that can be, and we plan to increase that awareness in the years to come.

It is important to note that we are just at the beginning of the Diagnostic ("Dx") movement to measure everything people eat drink and inhale. The good news is similar to evolution of smartphone technology over the last decade, chemical sensing technology is also quickly evolving to help us achieve the true "Tricoder" everyone wants. There will be new versions of MyDx, with more advanced features, and we look forward to solidifying our leadership position in making testing an essential part of living a healthy lifestyle, as well as a social one.

In our 2015 year end letter to shareholders, it highlighted the launch of the MyDx Analyzer with the CannaDx sensor as well as becoming a public company as the primary milestones achieved that year, and set a goal to focus on 2 key pillars of success in 2016: product sales & market liquidity. While we have faced many challenges, we believe we have achieved our 2016 goals.

2016 Key Milestones Achieved

Product & Market

1.	MyDx® App reached the #1 Ranking in the medical category in the Apple iOS app store, #1 for the keyword Cannabis, and a high position of #54 overall for all FREE Apps.

2.	CannaDxTM, as standalone business, has generated nearly $1 million in revenue since commercialization, mainly from e-commerce sales, and is helping thousands of consumers Trust & Verify their cannabis every day.

3.	CannaDxTM proprietary Database more than doubled in size, to 40,000+ crowdsourced ailments and feelings associated with unique chemical profiles. Backed by pharmacological insights shared in our MyDx White Paper, we are positioned to play an important role in understanding the science of cannabis and its future role in the biopharmaceutical industry.

4.	AquaDxTM single use sensors were launched to test for harmful chemicals in water, helping Florida residents in critical areas of need Trust & Verify the safety of their drinking water, and were featured by CNN and ABC News.

5.	OrganaDxTM single use sensors were launched to test for Pesticides & Heavy Metals in cannabis and food, and were featured by NBC News.

Corporate & Finance

1.	Reduced operating cash burn by 83% year over year.

2.	Satisfied over $1.5M in convertible debt used to finance the company's critical obligations in 2015 and 2016, including supporting R&D and daily operations, paying off and renegotiating minimum royalty obligations with our sensor developer from $100,000 per year to $15,000 per year, paying off debt that was depleting our daily cashflow, and investing in expansion of our products overseas using a higher margin business model. This same convertible debt used to finance our operations has resulted in heavy dilution and a sharp decline in share price. The company expects to continue to experience dilution in the near future. We recommend that investors seek the advice of a FINRA registered representative before making an investment in MyDx stock during these volatile times.

3.	Company on track to be cashflow positive and profitable in 2017

4.	MYDX Average trading volume (a.k.a. Market Liquidity) increased from a low of $2,000/day to a high of nearly $1 million/day.

5.	Company has filed a Pre-14C as the board believes that the company's outstanding shares may need to be reduced through a reverse split with the goal of:

1.	Facilitating potential higher levels of institutional stock ownership where investment policies generally prohibit investment in lower priced securities

2.	Creating a capital structure that better reflects a potentially profitable company

3.	Better matching the number of shares outstanding with the size of the company in terms of market capitalization, shareholder equity, operations and potential earnings.

4.	Better enable the company to raise funds

The board shall maintain the right to elect not to proceed with the reverse split if it determines that this proposal is no longer in the best interest of the company.

Looking forward to 2017:

Our main objective at this time is to complete the restructuring of MyDx to clean up the balance sheet, recruit and incentivize key executives, managers and advisors, expand the science and technology team, and re-position the company to attract long term growth capital that is required to:

1.	Increase market share in areas of critical national need with the CannaDx, OrganaDx, and AquaDx applications globally through product enhancements, industry partnerships, and global sales and marketing efforts.

2.	Launch MyDx 2 and the AeroDx application.

3.	Develop and integrate MyDx products into established Smart Home applications, a.k.a. Internet of Things (IoT).

4.	Invest in MyDx next generation technology to create the most practical, reliable and affordable chemical analysis platform in the world for the everyday consumer and commercial operator.

I am excited about the progress and the future of the company, and on a more personal note, I am grateful to our committed shareholder base for their patience and support. As a shareholder myself, I feel your pain every time I see that stock price fluctuate in the wrong direction, and share your joy when it goes green. That said, nothing worth creating comes easy, and we should all be very proud of the foundations and accomplishments we have helped achieve to date.

On behalf of the MyDx team, we leave you with these images from our most recent December shipments of the AquaDx Digital Analyzer upgrade kits to those customers who pre-ordered them.

Happy Holidays to you and your family. Here's to a great 2017 together!

All My Best,

/s/ Daniel R. Yazbeck

Daniel R. Yazbeck

Chairman & CEO

MyDx, Inc.

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Safe Harbor

This news release contains "forward-looking statements" as that term is defined in Section 27(a) of the Securities Act of 1933, as amended, and Section 21(e) of the Securities Exchange Act of 1934, as amended. Statements may contain certain forward-looking statements pertaining to future anticipated or projected plans, performance and developments, as well as other statements relating to future operations and results. Any statements in this press release that are not statements of historical fact may be considered to be forward-looking statements. Words such as "may," "will," "expect," "believe," "anticipate," "estimate," "intends," "goal," "objective," "seek," "attempt," or variations of these or similar words, identify forward-looking statements. These forward-looking statements by their nature are estimates of future results only and involve substantial risks and uncertainties, including but not limited to risks associated with the uncertainty of future financial results, additional financing requirements, development of new products, our ability to complete our product testing and launch our product commercially, the acceptance of our product in the marketplace, the uncertainty of the laws and regulations relating to cannabis, the impact of competitive products or pricing, technological changes, the effect of economic conditions and other uncertainties detailed from time to time in our reports filed with the Securities and Exchange Commission, available at www.sec.gov.